                                                                     EXHIBIT 3.8

                            ARTICLES OF INCORPORATION

                                       OF

                      BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST:   The name of the corporation is

                  BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.

         SECOND:  The period of its duration is Perpetual.

         THIRD:   The purpose or purposes for which the corporation is organized are:

                  The corporation is organized for the purpose of engaging in the development and operation of a free standing treatment facility for the treatment of adult, adolescent and child psychiatry and for the treatment of alcohol and substance abuse and any lawful act or activity.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Fifty Thousand Dollars (50,000.00) of the par value of One Dollar ($1.00) each.

         FIFTH:   The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

         SIXTH:   Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

                  No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

         SEVENTH: The post office address of its initial registered office is 170 South Main Street, c/o C T Corporation System, Salt Lake City, Utah 84101, and the name of its initial registered agent at such address is C T Corporation System.

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         EIGHTH:  The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

------------------------------------------------------------------
         NAME                                     ADDRESS
------------------------------------------------------------------
Charles A. Speir                         2000 Southbridge Parkway
                                         Suite 200
                                         Birmingham, Alabama 35209
------------------------------------------------------------------
Kerry G. Teel                            2000 Southbridge Parkway
                                         Suite 200
                                         Birmingham, Alabama 35209
------------------------------------------------------------------
Carl M. Holden, Jr.                      2000 Southbridge Parkway
                                         Suite 200
                                         Birmingham, Alabama 35209
------------------------------------------------------------------
Arthur P. Bolton, III                    2000 Southbridge Parkway
                                         Suite 200
                                         Birmingham, Alabama 35209
------------------------------------------------------------------

         NINTH:   The name and address of each incorporator is:

------------------------------------------------------------------
     NAME                                          ADDRESS
------------------------------------------------------------------
M. E. Kraemer                               2 Peachtree St., N. W.
                                            Atlanta, GA 30383
------------------------------------------------------------------
T. S. Merker                                2 Peachtree St., N. W.
                                            Atlanta, GA 30383
------------------------------------------------------------------
G. F. Robinson                              2 Peachtree St., N. W.
                                            Atlanta, GA 30383
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

         Dated March 6, 1985.

                                        /s/ M. E. Kraemer
                                        -----------------
                                        M. E. Kraemer

                                        /s/ T. S. Merker
                                        ----------------
                                        T. S. Merker

                                        /s/ G. F. Robinson
                                        -----------------
                                        G. F. Robinson

STATE OF GEORGIA)
                ) SS.
COUNTY OF FULTON)

                  I, Kathy L. Slayman, a notary public, hereby certify that on the 6th day of March, 1985, personally appeared before me M. E. Kraemer. T. S. Merker, and G. F. Robinson, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

                  In witness whereof I have hereunto set my hand and seal this 6th day of March, A.D. 1985.

My Commission expires :     Notary Public, Georgia State at Large
                            My Commission Expires March 30, 1988

                                        /s/ Kathy L. Slayman
                                        --------------------
                                        Notary Public